Tidal Trust IV 485BPOS

Exhibit 99.(g)(ii)(iv)

FOURTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS FOURTH AMENDMENT effective as of the last date on the signature block (the “Effective Date”), to the Custody Agreement dated as of June 8, 2026, as amended (the “Agreement”), is entered into by and between TIDAL TRUST IV, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following funds:

●	Buffered Bulldog ETF by C.J. Lawrence, a division of Apollon
●	Emerging Markets Optical & Photonics ETF
●	Manifold Equity Market Neutral ETF

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to reflect the following name changes:

●	China AI ETF (f/k/a The China AI ETF)
●	China AI Tigers LLM ETF (f/k/a The China AI Tigers ETF)
●	Emerging Markets AI ETF (f/k/a The Emerging Markets AI ETF)
●	Emerging Markets GPU ETF (f/k/a The GPUs ETF)
●	Emerging Markets AI MAG 3 ETF (f/k/a The Emerging Markets AI MAG 3 ETF)
●	Emerging Markets Memory ETF (f/k/a The Emerging Markets Memory ETF)
●	Emerging Markets Semiconductor ETF (f/k/a The Emerging Markets Semiconductor ETF)
●	VegaShares AI Advanced Materials ETF (f/k/a VegaShares AI Metals, Miners & Materials ETF)
●	VegaShares AI Automated Test Equipment ETF (f/k/a VegaShares AI Testing Equipment ETF)
●	VegaShares AI Hard Drive ETF (f/k/a VegaShares AI Storage ETF)
●	VegaShares Semiconductor Materials ETF (f/k/a VegaShares Silicon Silicates ETF)
●	VegaShares Space & AI ETF (f/k/a VegaShares SpaceX & Beyond Earth ETF)

WHEREAS, Section 15.03 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

TIDAL TRUST IV		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/ Elizabeth Scalf

Name:	Eric Falkeis	Name:	Elizabeth Scalf

Title:	Principal Executive Officer	Title:	Senior Vice President

Date:	10/21/2026	Date:	10/22/2026

EXHIBIT A

to the Custody Agreement

Separate Series of Tidal Trust IV

Name of ETF Series

VegaShares Creatorverse ETF

VegaShares Space & AI ETF

VegaShares Synthetic Mind ETF

Defiance AI Hyperscale Leaders ETF

DailyDelta Bitcoin Call Options Strategy ETF

DailyDelta Bitcoin Put Options Strategy ETF

DailyDelta Nasdaq 100® Call Options Strategy ETF

DailyDelta Nasdaq 100® Put Options Strategy ETF

DailyDelta R2000 Call Options Strategy ETF

DailyDelta R2000 Put Options Strategy ETF

DailyDelta SP500 Call Options Strategy ETF

DailyDelta SP500 Put Options Strategy ETF

Systematic Equity Alpha ETF

China AI ETF

China AI Tigers LLM ETF

Emerging Markets AI ETF

Emerging Markets AI MAG 3 ETF

Emerging Markets Memory ETF

Emerging Markets Semiconductor ETF

Emerging Markets GPU ETF

VegaShares AI Advanced Chip Packaging ETF

VegaShares AI Compute ETF

VegaShares AI Energy ETF

VegaShares AI Fab Equipment ETF

VegaShares AI Inference ETF

VegaShares AI Inference Infrastructure ETF

VegaShares AI Advanced Materials ETF

VegaShares AI Networking ETF

VegaShares AI On-Devices ETF

VegaShares AI Rack Hardware ETF

VegaShares AI Hard Drive ETF

VegaShares AI Automated Test Equipment ETF

VegaShares AI Thermal, Cooling & Power Management ETF

VegaShares Cross Asset Premium Income ETF

VegaShares Edge AI ETF

VegaShares Junior AI ETF

VegaShares Multilayer Ceramic Capacitors ETF

VegaShares Printed Circuit Boards ETF

VegaShares Short Volatility Premium Income ETF

VegaShares Semiconductor Materials ETF

VegaShares Silicon Wafers ETF

VegaShares Trillions ETF

VegaShares Triple Source Income ETF

MayTech Global Growth ETF

Raub Brock Dividend Growth ETF

Buffered Bulldog ETF by C.J. Lawrence, a division of Apollon

Emerging Markets Optical & Photonics ETF

Manifold Equity Market Neutral ETF

Name of Mutual Fund Series

4